Exhibit 10.1


                 PURCHASE OPTION AND INDEMNIFICATION AGREEMENT


         THIS PURCHASE OPTION AND INDEMNIFICATION AGREEMENT, entered into as of the 1st day of January, 2000 by and between LAND O'LAKES, INC., a Minnesota cooperative corporation with its corporate offices at 1275 Red Fox Road, Arden Hills, Minnesota 55112 ("Land O'Lakes") and AGRIBRANDS INTERNATIONAL, INC. a Missouri corporation with its corporate offices at 9811 South Forty Drive, St. Louis, Missouri 63124 ("Agribrands").



                                   WITNESSETH:

         WHEREAS, Land O'Lakes owns and operates an animal feed business in Poland through its wholly owned Polish subsidiary known as LOL Ltd. Sp. z o.o., a limited liability company duly organized and validly existing under the laws of the Republic of Poland with its corporate offices at ul. Gornoslaska 14, 00-432 Warszawa, Poland (hereinafter referred to as "LOL Ltd.") and through Pozbac S.A. a Polish corporation under the control of and solely operated by LOL Ltd. who owns a controlling interest therein (hereinafter referred to as "Pozbac S.A."), and collectively Land O'Lakes animal feed business in Poland shall be hereinafter referred to as the "Business"; and

         WHEREAS, Land O'Lakes desires that Agribrands or one of its Affiliates make certain personnel, technology, trademarks and services available to LOL Ltd. for its use in operating the Business; and

         WHEREAS, Agribrands and its Affiliates desire to acquire an option from Land O'Lakes for the Business; and

         WHEREAS, Agribrands is willing to enter into certain agreements, or cause its Affiliates to enter into certain agreements to provide such personnel, technology, trademarks and services to LOL Ltd. (such agreements hereinafter referred to as the Ancillary Agreements) provided that Land O'Lakes grants to Agribrands an option to purchase an interest in LOL Ltd., and provided that Land O'Lakes grants Agribrands indemnification for the risks of supplying such
personnel,   technology,   trademarks   and  services  to  the   Business;   and

         WHEREAS, upon the terms and conditions contained herein, Land O'Lakes is willing to grant Agribrands or any of its Affiliates an option to purchase an interest in LOL Ltd., and provide an indemnification for certain risks associated with supplying personnel, technology, trademarks and services;

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:

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         ARTICLE I - DEFINITIONS.

         "Affiliate" shall mean any person and/or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person or entity specified.

         "Agricultural Products" shall mean products formulated to provide nourishment to or care of horses (whether or not agricultural), laboratory or zoo animals (but not including Pet Products sold to such institutions) and agricultural animals (whether terrestrial, aquatic, or aviary) including by way of illustration, but not limitation, commercial livestock, commercial poultry, fish, reptiles or shellfish raised in commercial agriculture facilities; rabbits raised for commercial purposes; animals raised for fur; wild or game birds; and services for the care and feeding of such animals. Except as provided elsewhere in this Agreement, "Agricultural Products" shall also include accessories, health products and services for the care and feeding of horses, zoo animals, laboratory animals and agricultural animals.

         "Ancillary Agreements" shall mean that certain Technology and Trademark License Agreement, commencing January 1, 2000 between LOL Ltd. and AGX TECH Licensing and Services Limited Liability Company, or that certain Formulation Agreement, commencing January 1, 2000 between LOL Ltd. and Agribrands Europe Espana S.A., and that certain Secondment Agreement commencing January 1, 2000 between Land O'Lakes and Agribrands.

         "Average EBITDAR" shall mean the average Net Earnings plus interest, taxes, depreciation, amortization, and royalties ("Earnings Before Interest, Taxes, Depreciation, Amortization, and Royalties") for a complete three calendar year period.

         "Business" shall mean Land O'Lakes animal feed business in Poland as operated by LOL Ltd., including LOL Ltd.'s interest in and control of Pozbac S.A., collectively referred to as the "Business".

         "Closing Date" shall mean the date on which the last of the required approvals from any relevant Polish authorities is obtained enabling the closing of a sale by Land O'Lakes and a purchase by Agribrands or one of its Affiliates of an interest in LOL Ltd. as set forth in Article 3 below.

         "Net Earnings" shall mean LOL Ltd. revenues generated by operation of the Business less all costs and expenses incurred by LOL Ltd. which include: royalties, operating expenses, depreciation, amortization, interest expenses, and income taxes, but before Profit Sharing as applied pursuant to U.S. generally accepted accounting principles.


         "Profit Sharing" shall have the meaning set forth in Article 5 below.

         "Royalties"  shall mean amounts paid to Agribrands  and its  Affiliates
         under  that  certain   Technology  and  Trademark  License   Agreement,

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

         commencing January 1, 2000 between LOL Ltd. and AGX TECH Licensing and Services Limited Liability Company.

         "Territory" shall mean those areas existing within a Fifty (50) mile radius surrounding each of the Animal Product production facilities of the Business in the Republic of Poland, including the facilities in Paslek, Miescisko, Grodzisk, and Kozmin.

         "U.S.A ", "US" and "United States" shall each refer to the United States of America.

         ARTICLE 2 - OPTION TO PURCHASE.

         Land O'Lakes grants to Agribrands, or at the discretion of Agribrands to any of its Affiliates, during the period of exercise provided in Article 3 below, an exclusive option to purchase the Business by purchasing One Hundred percent (100%) of the interest in LOL Ltd., subject to the terms and conditions herein. As of December 20, 1999 the authorized shares of LOL Ltd. (hereinafter referred to as "Shares") consist of 92,913 shares of 111.00 Polish Zloty each. The parties agree that any alteration (increase or decrease) of LOL Ltd.'s share capital resulting in the issuance or cancellation of Shares will not interfere with the purchase of an ownership interest in LOL Ltd. by Agribrands or its Affiliates as Article 3 below provides for the purchase of a certain percentage of Shares existing at the moment of exercising of an option.

         ARTICLE 3 - PERIOD OF EXERCISE.

         (a) On or after December 31, 2002 through December 31, 2003, upon thirty (30) days prior written notice, Agribrands or one of its Affiliates may inform Land O'Lakes of its desire to purchase fifty-one percent (51 %) interest in LOL Ltd. (as of December 20, 1999 calculated as 51% of 92,913 or 47,386 Shares), and, subject to obtaining the approvals required from the relevant Polish authorities, if any, Agribrands or its Affiliate shall deliver within Ten (10) days from the Closing Date fifty-one percent (51 %) of the Purchase Price to Land O'Lakes via wire transfer to an account designated by Land O'Lakes.

         (b)      After December 31, 2004 through December 31, 2006, upon thirty
                  (30) days prior written notice, Agribrands or one of its Affiliates may inform Land O'Lakes of its desire to purchase all of Land O'Lakes remaining interest in LOL Ltd. (either Forty-nine percent (49%) interest in LOL Ltd. (as of December 20, 1999 calculated as 49% of 92,913 or 45,527 Shares) if Agribrands or one of its Affiliates has previously exercised its first purchase option under Article 2(a) above, or One Hundred percent (100%) of Land O'Lakes interest in LOL Ltd. (as of December 20, 1999 92,913 Shares), if Agribrands or one of its Affiliates did not exercise its purchase option under
                  Article 2(a) above), and, subject to obtaining the approvals required from the relevant Polish authorities, if any, Agribrands or its Affiliate shall deliver within Ten (10) days from the Closing Date the balance of the Purchase Price to Land O'Lakes via wire transfer to an account designated by Land O'Lakes.

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         (c)      In the event that Land O'Lakes or any of its Affiliates  gives
                  Agribrands or any of its Affiliates notice of its intent to terminate any of the Ancillary Agreements at any time prior to December 31, 2006, then this Option Agreement shall terminate and Agribrands and its Affiliates shall be entitled to a period of Ninety (90) days in which to provide written notice to Land O'Lakes of its desire to purchase all of Land O'Lakes interest in LOL Ltd. subject to the terms and conditions herein (either Forty-nine percent (49%) interest in LOL Ltd. (as of December 20, 1999 calculated as 49% of 92,913 or 45,527 Shares) if Agribrands or one of its Affiliates has previously exercised the purchase option under Article 2(a) above, or One Hundred percent (100%) of Land O'Lakes interest in LOL Ltd. (as of December 20, 1999 92,913 Shares), if Agribrands or one of its Affiliates did not exercise the purchase option under
                  Article 2(a) above),  and,  subject to obtaining the approvals
                  required  from  the  relevant  Polish  authorities,   if  any,
                  Agribrands or its Affiliate shall deliver within Ten (10) days from the Closing Date the balance of the Purchase Price to Land O'Lakes via wire transfer to an account designated by Land O'Lakes.

         (d) In the event that Agribrands or any of its Affiliates gives Land O'Lakes or any of its Affiliates notice of its intent to terminate any of the Ancillary Agreements prior to December 31, 2006, then Agribrands and its Affiliates shall be entitled to a period of Ninety (90) days in which to provide written notice to Land O'Lakes of its desire to purchase all of Land O'Lakes interest in LOL Ltd. subject to the terms and conditions herein (either Forty-nine percent (49%) interest in LOL Ltd. (as of December 20, 1999 calculated as 49% of 92,913 or 45,527 Shares), if Agribrands or one of its Affiliates has previously exercised the purchase option under Article 2(a) above, or One Hundred percent (100%) of Land O'Lakes interest in LOL Ltd. (as of December 20, 1999 92,913 Shares), if Agribrands or one of its Affiliates did not exercise the purchase option under Article 2(a) above), and, subject to obtaining the approvals required from the relevant Polish authorities, if any, Agribrands or its Affiliate shall deliver within Ten (10) days from the Closing Date the balance of the Purchase Price to Land O'Lakes via wire transfer to an account designated by Land O'Lakes.

         ARTICLE 4 - PURCHASE PRICE.

         For each exercise of an option by Agribrands or one of its Affiliates under Article 3 above the Purchase Price for the shares of LOL Ltd. shall be calculated as of the date that Land O'Lakes receives written notice from Agribrands, or one of its Affiliates, and shall be the greater of:

         (a) Five (5X) times Average EBITDAR calculated in U.S. Dollars, less the liabilities assumed by Agribrands or retained by LOL Ltd., for the three complete calendar years preceding the date of the receipt by Land O'Lakes of written notice by Agribrands or its Affiliate of the exercise of an option, calculated in

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

                  accordance with U.S. generally accepted accounting principles applied on a consistent basis;

                  Or,

         (b) The value of the fixed assets of the Business, provided such value shall not be more than Eight Million U.S. Dollars ($8,000,000), calculated as the sum of:

                  (i) The original cost of all fixed assets of the Business owned by LOL Ltd. less accumulated depreciation, plus the book value of all working capital, inventories, and account receivables, excluding all cash, debt, and intercompany balances at the Closing Date; calculated in accordance with U.S. generally accepted accounting principles on a consistent basis;

                           Plus,

                  (ii) LOL Ltd.'s pro rata share (based upon LOL Ltd.'s ownership interest in Pozbac S.A.) of the original cost of all fixed assets of the Business owned by Pozbac S.A. less accumulated depreciation, plus the book value of all working capital, inventories, and account receivables, excluding all cash, debt, and intercompany balances at the Closing Date; calculated in accordance with U.S. generally accepted accounting principles on a consistent basis.

         The parties agree to bear an equal fifty percent of all for any stamp duty or tax associated with the exercise of such option that is levied by any relevant Polish authority.

         ARTICLE 5 - PROFIT SHARING.

         (a) As and for Profit Sharing, Agribrands shall be entitled to forty (40%) percent of the Net Earnings of LOL Ltd. from January 1, 2000 through the earlier to occur of:

                  (i) The Closing Date pursuant to Article 3(a) hereof or if said option is not executed under Article 3(a) then the Closing Date pursuant to Article 3(b) hereof, or

                  (ii)     December 31, 2006; or

                  (iii) The expiration or termination of any of the Ancillary Agreements.

         (b) Within one hundred and eighty days following the close of each fiscal year of LOL Ltd., Agribrands may request payment, net of the withholding taxes which would have been payable by Land O'Lakes on distribution of a dividend from LOL Ltd. for any or

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

                  all of the amounts accrued for all prior fiscal years but unpaid under Article 5(a) above, or may allow such amounts to accrue and upon the exercise of the purchase option be applied as a reduction of the Purchase Price payable to Land O'Lakes without deduction for such hypothetical withholding taxes.

         (c) Neither Agribrands nor any of its affiliates shall bear any financial responsibility for losses incurred by LOL Ltd. and shall have no obligation to loan or contribute funds to LOL Ltd.

         ARTICLE 6 - NON-COMPETITION.

         (a)      Agribrands and Affiliates

                  (i) The parties agree that for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, that within the Territory,
                           Agribrands shall not, and shall not permit an Affiliate of Agribrands to directly or indirectly, either for Agribrands' own benefit or for the benefit of an Affiliate (i) distribute, market, or sell Agricultural Products or otherwise engage in any retail or wholesale activity in any manner or capacity (e.g. through any form of ownership or as an advisor, principal, agent, partner, officer, director, employer, consultant, or otherwise) that is principally engaged in by the Business on the date hereof, provided, however, that nothing herein shall restrict Agribrands or its Affiliates from providing certain services to Land O'Lakes and its Affiliates under the Ancillary Agreements.; or (ii) induce, or attempt to induce or influence (other than by means of general advertising) any customer, supplier, distributor, licensee or other business relation of the Business to cease such relationship with the
                           Business, or in any way interfere with the relationship; provided however, that nothing herein is intended to limit Agribrands' ability to compete with Land O'Lakes and its Affiliates to the extent not prohibited herein.

                  (ii) Said restriction on competition shall commence on the date first above written and continue until the earlier of the following:

                           (1) The acquisition of any interest in LOL Ltd. by Agribrands and/or its Affiliates under
                                    Article 3 above; or

                           (2)      Eighteen (18)  months  beyond  the  date  of
                                    termination   of   any  of   the   Ancillary
                                    Agreements; or

                           (3)      December 31, 2006.

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

                  (iii) Agribrands hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of this non-competition provision are reasonable and are no broader than are necessary to protect the legitimate business interests of Land O'Lakes.

         (b)      Land O'Lakes and Affiliates

                  (i) If Agribrands or one of its Affiliate acquires an ownership interest in LOL Ltd. under Article 3 above, then within the Republic of Poland, Land O'Lakes shall not, and shall not permit an Affiliate of Land O'Lakes to directly or indirectly, either for Land O'Lakes' own benefit or for the benefit of an Affiliate (i) distribute, market, or sell Agricultural Products or otherwise engage in any retail or wholesale activity in any manner or capacity ( e.g. through any form of ownership or as an advisor, principal, agent, partner, officer, director, employer, consultant, or otherwise) that is principally engaged in by the Business on the date hereof, provided, however, that nothing herein shall restrict Land O'Lakes or its Affiliates from providing certain services to Agribrands and its Affiliates; or (ii) induce, or attempt to induce or influence (other than by means of general advertising) any customer, supplier, distributor, licensee or other business relation of the Business to cease such relationship with the Business, or in any way interfere with the relationship; provided however, that nothing herein is intended to limit Land O'Lakes' ability to compete with Agribrands and its Affiliates to the extent not prohibited herein.

                  (ii) Said restriction upon Land O'Lakes ability to compete shall commence, if at all, upon the acquisition of any interest in LOL Ltd. by Agribrands and/or its Affiliates under Article 3 above and shall continue until the earlier of the following:

                           (1) Eighteen (18) months from the date on which Agribrands by itself or together with its Affiliates acquires one hundred percent (100%) ownership interest in LOL Ltd.

                           (2)      June 30, 2008.

                  (iii) Land O'Lakes hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of this non-competition provision are reasonable and are no broader than are necessary to protect the legitimate business interests of Agribrands.

         ARTICLE 7 - LAND O'LAKES' REPRESENTATIONS AND WARRANTIES.

         As a material inducement to Agribrands to enter into this Agreement and with the understanding that Agribrands and its Affiliates shall be relying thereon in consummating this Agreement, Land O'Lakes hereby represents and

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

warrants as to the best of its knowledge as of the date first above written as follows:

         (a) Organization and Standing. Land O'Lakes is a cooperative corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority to consummate the transactions contemplated hereby. LOL Ltd. is a limited liability company duly organized, validly existing, and in good standing under the laws of the Republic of Poland.

         (b) Authorization. All necessary consents and approvals, internal to the organization, have been obtained for the execution and performance of this Agreement.

         (c) Breaches. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and shall not result in any material breach of any of the terms or conditions of Land O'Lakes' articles or certificate of incorporation or bylaws or any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which Land O'Lakes is a party  or to  which  the  Business  is  subject.  To the  best knowledge of Land O'Lakes, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and shall not violate any statute or regulation or any judgment, writ, injunction or decree of any court threatened or entered in a proceeding or action in which Land O'Lakes may be bound or to which the Business may be subject.

         (d) Default. Land O'Lakes is not in default with respect to any of its obligations or liabilities pertaining to the Business.

         (e) Commitments. Land O'Lakes has not entered into any other contracts for the sale of all or any part of the Assets or the Business, and there are not any first rights of refusal or options to purchase the Assets or the Business or any part thereof.

         (f) Information Furnished by Land O'Lakes. All of the information furnished by Land O'Lakes to Agribrands, including, without limitation, the financial and statistical data in connection with the Business has been true, accurate and complete and has not omitted any material fact.

         (g) Stock of LOL Ltd. The authorized shares of LOL Ltd. consist of 92,913 shares (herein referred to as "the Shares") all of which are owned by Land O'Lakes. Land O'Lakes has good, valid, and marketable title to one-hundred percent (100%) of the Shares free and clear of all liens, claims, security interests, charges and other encumbrances of any kind or nature (hereinafter collectively referred to as "Liens"). Land

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                  O'Lakes shall not offer or transfer title to any of the Shares to any other party, nor encumber the Shares during the term of this Agreement.

         (h) Technology and Trademark License. Land O'Lakes agrees to enter into a license agreement with LOL Ltd. for the use of the Technology and Trademarks in the Republic of Poland for an initial period of three years, renewable thereafter for consecutive three year terms. The license shall be in the form of the license agreement attached hereto, marked Appendix A, and incorporated herein by reference.

         ARTICLE 8 - AGRIBRANDS' REPRESENTATIONS AND WARRANTIES.

         As a material inducement to Land O'Lakes to enter into this Agreement and with the understanding that Land O'Lakes shall be relying thereon in consummating this Agreement, Agribrands represents and warrants as follows:

         (a) Organization and Standing. Agribrands is a corporation duly organized, validly existing and in good standing under the laws of Missouri, with full power and authority to consummate the transactions contemplated hereby.

         (b) Authorization. All necessary consents and approvals, internal to the organization, have been obtained for the execution and performance of this Agreement.

         (c) Breaches. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and shall not result in any material breach of any of the terms or conditions of
                  Agribrands's articles or certificate of incorporation or bylaws or any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which Agribrands is a party. To the best of Agribrands's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and shall not violate any statute, regulation, judgment, writ, injunction or decree of any court threatened or entered in a proceeding or action in which Agribrands may be bound.

         (d)      General.  The representations and warranties contained in this
                  Article 8 shall be correct in all respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         ARTICLE 9 - TRANSFER OF TITLE TO SHARES.

         The ownership title to shares paid for under Article 3 shall pass to Agribrands, or any of its Affiliates, within three (3) days following tender by Agribrands or such Affiliates of the Purchase Price for such shares to Land O'Lakes.

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         ARTICLE 10 - EVIDENCE OF TRANSFER OF SHARES.

         Upon the transfer of title to shares under Article 9, within a reasonable amount of time the parties shall sign a pro forma document confirming that the ownership of shares of LOL Ltd. has passed from Land O'Lakes to Agribrands or one of its Affiliates. The parties recognize and acknowledge that the shares pass at the time specified in Article 9, however the parties agree that the execution of said pro forma document may be used as evidence and confirmation of the transfer as such may be required by Polish authorities.

         ARTICLE 11 - INDEMNIFICATION.

         (a) Land O'Lakes and its Affiliates agree to indemnify and hold harmless Agribrands and its Affiliates, and their respective directors, officers, employees, agents from and against all claims, demands, actions, causes of action, judgments, liabilities, losses, damages, costs and expenses (including but not limited to attorneys fees and expenses) which:

                  (i) Relate to or arise out of the ownership, use, or operation of the Business, or interest in LOL Ltd.
                           prior to January 1, 2000 whether such claim is asserted before or after January 1, 2000; or

                  (ii) Relate to or arise out of the ownership, use, or operation of the Business, or interest in LOL Ltd. occurring after January 1, 2000 through the delivery of any of the shares of LOL Ltd. to Agribrands or its Affiliates whether such claim is asserted before or after the delivery of such shares to Agribrands or its Affiliates, except for willful misconduct or fraud by the employees of Agribrands working under contract for LOL Ltd.; provided, however, that this Agreement does not negate or alleviate any obligation of Land O'Lakes and Agribrands and their respective Affiliates to indemnify and hold harmless each other and each parties' respective Affiliates under the terms of any of the Ancillary Agreements.

         ARTICLE 12 - COVENANTS OF THE PARTIES.

         (a) Agribrands and its Affiliates agrees to apply to effect a change of the business name of LOL Ltd. to a business name selected by Agribrands provided the new name does not include the words "Land O'Lakes" or "LOL," within thirty (30) days after transfer of ownership of any shares of LOL Ltd. purchased by Agribrands or its Affiliates under the provisions of Article 3 above by taking action to amend the articles of the notorial deed for LOL Ltd. with the full assistance of Land O'Lakes. Furthermore, Agribrands agrees that within a reasonable time, not to exceed six months, upon transfer of ownership of any shares of LOL Ltd. it shall, with the cooperation of Land O'Lakes, cease using the business name and

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

                  commence operations under its new name to the fullest extent allowed under applicable law.

         (b) Agribrands and Land O'Lakes and their respective Affiliates agree to comply with the relevant rules, regulations, laws of the Republic of Poland regarding the sale and transfer, purchase and acquisition of an interest in LOL Ltd. by Agribrands or its Affiliates as contemplated herein. To the extent that the parties must file or record certain information with any relevant Polish authorities to gain approval for any transaction contemplated herein, the parties agree to cooperate with one another. All costs and expenses relating to such requirements of the Polish authorities that are not expressly assigned in this Agreement shall be allocated on an equal fifty per cent basis between Land O'Lakes and Agribrands or its Affiliates. Each party shall pay its own incidental costs and expenses including, without limitation, legal, accounting, and consulting fees and travel expenses.

         ARTICLE 13 - SURVIVAL UPON TERMINATION.

         Upon  termination  of this  Agreement as provided under Article 3(c) or
(d) above, all further obligations under this Agreement will terminate, except for the following provisions which shall remain in effect for the specified period of time:

         (a) Article 6 relating to restrictions on competition which shall continue according to the specified period of time therein;

         (b) Article 7 and Article 8 relating to the representations and warranties made by the parties which shall continue for a period of ninety (90) days;

         (c) Article 11 (b) relating to indemnification by LOL Ltd. for liabilities related to the ownership and operation of the Business, which shall continue for a period of two (2) years;

         (d) Article 12 (a) relating to the covenants of the parties to change the name of LOL Ltd., which shall survive until such date as such covenants are fully performed.

         (e) Article 12(b) relating to the covenants of the parties to cooperation and compliance in transferring an interest in LOL Ltd. to Agribrands or its Affiliate which shall survive until such date as such covenants are fully performed.

         (f) Article 15 relating to the use of binding arbitration to resolve disputes arising under this Agreement which shall continue indefinitely;

         (g) Article 16 relating to the choice of law which will be applied in the construction, interpretation and performance of this Agreement which shall continue indefinitely;

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

         ARTICLE 14 - NOTICES.

         Any notices or communications permitted or required hereunder shall be deemed sufficiently given if sent (i) by an internationally recognized air courier service, or (ii) by telecopy, or (iii) by facsimile as set forth below or to such other address as any party may notify the other party in writing:

         If to Agribrands, to:                  If to Land O'Lakes, to:

         9811 South Forty Drive                 1275 Red Fox Road
         St. Louis, Missouri 63124              Arden Hills, Minnesota 55112
         Facsimile Number: (314) 812-0403       Facsimile Number: (651) 634-8017
         Attention: General Counsel             Attention: Bob DeGregorio

                                                Copy to:
                                                Land O'Lakes, Inc.
                                                4001 Lexington Avenue N.
                                                Arden Hills, MN 55126
                                                Facsimile Number: 651-481-2832
                                                Attn:  Law Department


         ARTICLE 15 - DISPUTE RESOLUTION.

         In the event that any dispute is not resolved as provided for above, then all such disputes arising under this Agreement, including but not limited to the validity and enforceability of any provision of this Agreement shall be finally submitted to binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association in effect as of the date of this Agreement. The number of arbitrators shall be one and shall be a person familiar with the legal system of the United States and Poland. All arbitral proceedings will be held in Chicago, Illinois, U.S.A. and shall be conducted in the English language. The decisions of the arbitrator shall be final and nonappealable. The arbitration award shall be final and binding upon the parties, not subject to appeal and shall deal with the question of the costs and legal fees incurred in connection with the arbitration proceeding.

         ARTICLE 16 - APPLICABLE LAW.

         The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, U.S.A.

         ARTICLE 17 - MISCELLANEOUS.

         (a) Binding Effect; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their affiliates and their respective successors, legal

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

                  representatives and assigns. Except as expressly provided herein, nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Agribrands may assign this option to any of its affiliates. Any attempted assignment without the required consents shall be void.

         (b) Counterparts. This Agreement shall be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In pleading or proving any provision of this Agreement, it shall not be necessary to provide more than one such counterpart.

         (c) Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not otherwise affect the meaning of interpretation of or be deemed to be a substantive part of this Agreement.

         (d) Waiver. The failure of either party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same. No waiver by either party of any condition or the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other provision contained in this Agreement.

         (e)      Severability.   If  any  provision  of  this  Agreement  shall
                  hereafter be held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which it shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

         (f) Entire Agreement. This Agreement cancels and supersedes all previous agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. No modification of this Agreement or waiver of any provision or right hereunder will be binding upon either party unless signed in writing by an authorized representative of such party.

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

         (g) Controlling Language. The official text of this Agreement is in the English language. If the Agreement is translated into any other language for the convenience of the parties or any other person, the English language text shall govern any question with respect to interpretation.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Agribrands International, Inc.                      Land O'Lakes, Inc.
("Agribrands")                                      ("Land O'Lakes)



By:___________________________                      By:_________________________
Name: ________________________                      Name:_______________________
Title: _______________________                      Title:______________________





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